UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Underwriting Agreement
22nd Supplemental Indenture
Opinion of Gibson, Dunn & Crutcher LLP

Item 8.01. Other Events.

       On December 10, 2004, the Company filed a prospectus supplement under its Registration Statement on Form S-3 (Registration No. 333-117531), relating to the offering of $300,000,000 aggregate principal amount of its 5.625% Senior Notes due 2016 (the “Notes”). In connection with the offering and issuance of the Notes, the Company is hereby filing the following exhibits which are incorporated by reference herein:

Exhibit 1.1 is the Underwriting Agreement, dated as of December 8, 2004, among D.R. Horton, Inc., the Guarantors named therein and Citigroup Global Markets Inc.

Exhibit 4.1 is the Twenty-Second Supplemental Indenture, to be dated as of December 15, 2004, among D.R. Horton, Inc., the Guarantors named therein and American Stock Transfer & Trust Company, as trustee, relating to the 5.625% Senior Notes Due 2016 of D.R. Horton, Inc.

Exhibit 5.1 is the opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement, dated as of December 8, 2004, among D.R. Horton, Inc., the Guarantors named therein and Citigroup Global Markets Inc.

4.1	Twenty-Second Supplemental Indenture, to be dated as of December 15, 2004, among D.R. Horton, Inc., the Guarantors named therein and American Stock Transfer & Trust Company, as trustee, relating to the 5.625% Senior Notes Due 2016 of D.R. Horton, Inc.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2004

D. R. Horton, Inc.

By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
1.1	Underwriting Agreement, dated as of December 8, 2004, among D.R. Horton, Inc., the Guarantors named therein and Citigroup Global Markets Inc.

4.1	Twenty-Second Supplemental Indenture, to be dated as of December 15, 2004, among D.R. Horton, Inc., the Guarantors named therein and American Stock Transfer & Trust Company, as trustee, relating to the 5.625% Senior Notes Due 2016 of D.R. Horton, Inc.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas.